EXHIBIT 99.1

Contact: Home Federal Bancorp, Inc. Len E. Williams, President & CEO 208-466-4634 www.myhomefed.com

500 12th Ave. South * Nampa, ID 83651

HOME FEDERAL BANCORP, INC.  ANNOUNCES APPOINTMENT OF NEW
EXECUTIVE VICE PRESIDENT / OREGON REGION PRESIDENT

Nampa, ID (March 4, 2010) – Home Federal Bancorp, Inc. (the “Company”) (Nasdaq GSM: HOME), the parent company of Home Federal Bank (the “Bank”), announced today that R. Shane Correa has accepted a position with the Bank as Executive Vice President with the functional title of President, Oregon Region effective March 10, 2010. Mr. Correa, a native Oregonian brings over 20 years of Oregon banking experience to the Company. Shane Correa has served as Executive Vice President and Chief Banking Officer of Columbia River Bank (“CRB”) since September 2004. He joined CRB in July 1998, and served in various leadership positions throughout Central and North Central Oregon prior to his appointment as Chief Banking Officer.  Prior to CRB, Mr. Correa spent 10 years with U.S. Bank in various management positions. Mr. Correa holds a B.S. degree in Agricultural Business Management from Oregon State University and is a graduate of Western School of Bank Management. He has 21 years of banking experience. Mr. Correa’s professional affiliations have included the Bend Rotary Club, Deschutes County United Way Board and Greater Eastern Oregon Development Corporation.

“Shane’s history of building high-performing, customer-oriented, cohesive teams along with his lifelong knowledge and experience in the Oregon market will be a great benefit to the Company, the Bank and its customers.  We are delighted to welcome him to our senior management team,” said Len E. Williams, President and CEO of the Company. Mr. Correa commented, “Home Federal Bancorp and Home Federal Bank have exciting opportunities ahead and I look forward to applying my experience to supporting the Company’s overall goals. With Home Federal’s financial strength and commitment to the Oregon market, I am enthusiastically looking forward to being a part of the team.”

About the Company
Home Federal Bancorp, Inc., is headquartered in Nampa, Idaho, and is the parent company of Home Federal Bank, a community bank originally organized in 1920. The Company serves the Treasure Valley region of Southwestern Idaho and the Tri-County Region of Central Oregon through 22 full-service banking offices. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "HOME." The Company's stock is also included in the Russell 2000 Index. For more information, visit the Company web site at www.myhomefed.com.

Forward-Looking Statements:
Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators,  regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks.  Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.